UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

0-6365	41-0919654
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 West 78th Street - Suite 520, Minneapolis, Minnesota	55435
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 835-1874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.33 1/3 Par Value	APOG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed, in June 2019, Apogee Enterprises, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Existing Agreement”) dated as of June 25, 2019, by and among the Company, the lenders from time to time party to the Existing Agreement, Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, and U.S. Bank National Association, as syndication agent and issuing lender. The Existing Agreement included a term loan facility in the amount of $150 million with a maturity date of June 23, 2020, a revolving credit facility in the amount of $235 million with a maturity date of June 25, 2024, and a letter of credit subfacility in the amount of $80 million.

On April 6, 2020, the Company entered into Amendment No. 1 to the Existing Agreement (“Amendment No. 1”) by and among the lenders party to the Existing Agreement from time to time and Wells Fargo Bank, National Association, as administrative agent for the lenders.

Consistent with the Existing Agreement, under the Existing Agreement as amended by Amendment No. 1 (the “Amended Agreement”), the Company may elect the revolving loan borrowings and term loan borrowings to bear interest at one of two rates. First, such borrowings under the Amended Agreement may be made at an interest rate per annum equal to the sum of the Applicable Margin (which is determined based upon the Company’s debt-to-EBITDA ratio) and the LIBOR Rate (as defined in the Amended Agreement). Second, such borrowings under the Amended Agreement may be made at an interest rate per annum equal to the sum of the Applicable Margin and the Base Rate (which is a rate per annum equal to the greatest of (i) the interest rate announced by the Wall Street Journal as the “Prime Rate” in the United States, (ii) the sum of 0.50% per annum and the federal funds rate in effect on such day, and (iii) LIBOR (as defined in the Amended Agreement) plus 1.00%) in effect from time to time.

Amendment No. 1 amended the terms of the Existing Agreement in the following respects:

•	The maturity date of the term loan facility was extended to April 5, 2021, which date is 364 days from the date of Amendment No. 1.

•	The Applicable Margin for term loan facility was increased to align with the existing Applicable Margin for the revolving facility.

•	Language and terms were added to provide for the mechanics of a transition away from LIBOR as a benchmark interest rate and the replacement of LIBOR by a replacement benchmark interest rate or mechanism.

•	The floor for LIBOR was increased to 0.75% solely with respect to the term loan facility.

No other material provisions of the Existing Agreement were materially amended by the Amended Agreement.

Consistent with the Existing Agreement, the Amended Agreement provides that the Company may not be a party to any merger, consolidation or share exchange, or sell, transfer, lease or otherwise dispose of all or any substantial part of its assets or property, or in any event sell or discount any of its notes or accounts receivable, or permit any subsidiary to do so; provided, however, that the foregoing restriction does not apply to or operate to prevent (i) the Company being a party to any merger where the Company is the surviving person if, after giving effect to such merger, no Default or Event of Default (both as defined in the Amended Agreement) would then exist, (ii) any subsidiary merging into the Company, being a party to any merger that does not involve the Company where such subsidiary is the surviving person, or being party to an otherwise permitted merger if, after giving effect to such merger, no Default or Event of Default would then exist, (iii) the Company or any subsidiary from selling its inventory in the ordinary course of its business, (iv) any dissolution of an inactive subsidiary that would not have a Material Adverse Effect (as defined in the Amended Agreement), if, after giving effect to such dissolution, no Default or Event of Default would then exist, and (v) any Like-Kind Exchange (as defined in the Amended Agreement).

Consistent with the Existing Agreement, the Amended Agreement places certain limitations on the payment of cash dividends. It provides that the Company may not declare any dividends (other than dividends payable in capital stock of the Company) on any shares of any class of its capital stock, or set apart any sum for the payment of any dividends on, or make any other distribution by reduction of capital or otherwise in respect of, any shares of any class of capital stock of the Company, unless, immediately after giving effect to such action, there shall not have occurred any Default or Event of Default that is continuing.

Amounts due under the Amended Agreement may be accelerated upon an Event of Default, such as a breach of a representation or covenant or the occurrence of bankruptcy, if not otherwise waived or cured.

Wells Fargo Bank, National Association and certain lenders that are parties to the Agreement have provided, from time to time, and may continue to provide, commercial banking, transfer agent, financial and other services to the Company, including letters of credit, depository and account processing services, for which the Company has paid and intends to pay customary fees.

The foregoing description of the Existing Agreement and Amended Agreement is not complete and is qualified in its entirety by reference to the Existing Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2019, and Amendment No. 1, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As described under Item 1.01 of this Current Report on Form 8-K, on April 6, 2020, the Company entered into Amendment No. 1 to the Existing Agreement by and among the lenders party to the Existing Agreement from time to time and Wells Fargo Bank, National Association, as administrative agent for the lenders, swingline lender and issuing lender, and U.S. Bank National Association, as syndication agent and issuing lender. As of April 8, 2020, the date of this Current Report, the Company had outstanding borrowings of $45.5 million under the revolving credit facility and outstanding borrowings of $150.0 million under the term loan facility. The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

10.1

Amendment No. 1 to Third Amended and Restated Credit Agreement dated as of June 25, 2019, by and among Apogee Enterprises, Inc., as the Borrower, the Lenders referred to therein, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and U.S. Bank National Association, as Syndication Agent and Issuing Lender.

104	Cover Page interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2020		APOGEE ENTERPRISES, INC.

	By:	/s/ Patricia A. Beithon
Patricia A. Beithon
General Counsel and Secretary